Exhibit 99.1

PRESS RELEASE
FOR IMMEDIATE RELEASE	Contact: Andrew D. Regrut
Vice President, Investor Relations
(614) 278-6622

BIG LOTS REPORTS RECORD Q4 EPS EXCEEDING EXPECTATIONS
Q4 GAAP EPS OF $2.46, Q4 ADJUSTED EPS OF $2.57

COMPANY PROVIDES GUIDANCE FOR FISCAL 2018

COMPANY ANNOUNCES $100 MILLION SHARE REPURCHASE PROGRAM AND
20% INCREASE IN QUARTERLY CASH DIVIDEND

Columbus, Ohio - March 9, 2018 - Big Lots, Inc. (NYSE: BIG) today reported income of $104.8 million, or $2.46 per diluted share, for the fourth quarter of fiscal 2017 ended February 3, 2018. This result includes a provisional tax expense of $4.5 million, or $0.11 per diluted share, associated with the revaluation of deferred tax assets resulting from new corporate tax legislation (impact described later in this release). Excluding this expense, adjusted income totaled $109.3 million, or $2.57 per diluted share (see non-GAAP table included later in this release), which exceeds our previously communicated guidance of income of $2.35 to $2.40 per diluted share, and represents a 14% increase compared to adjusted income of $102.0 million, or $2.26 per diluted share (non-GAAP), for the fourth quarter of fiscal 2016. As a reminder, the fourth quarter of fiscal 2017 included an extra week of operations as compared to the fourth quarter of fiscal 2016 due to a shift in the retail calendar. We estimate the impact of the extra week was approximately $0.09 per diluted share. Comparable store sales decreased 0.1% for the fourth quarter of fiscal 2017, compared to our guidance of flat to an increase of 2%. Net sales for the fourth quarter of fiscal 2017 were $1,642.1 million compared to $1,579.2 million for the same period last year with the increase resulting from the extra week, partially offset by a lower store count year-over-year.

FOURTH QUARTER HIGHLIGHTS

•	Adjusted income of $2.57 per diluted share (non-GAAP), a 14% increase compared to last year’s adjusted income of $2.26 per diluted share (non-GAAP)

•	Seventeenth consecutive quarter of EPS equal to or better than guidance

	Earnings per Share

	Q4 2017	Q4 2016	FY 2017	FY 2016

Earnings per diluted share	$2.46	$1.99	$4.38	$3.32

Impact of write down of deferred tax assets (1)	$0.11	—	$0.10	—

Impact of gain from insurance recoveries (1)	—	—	($0.04)	—

Impact of legacy pension costs (1)	—	$0.32	—	$0.37

Impact of gain on sale of real estate (1)	—	($0.05)	—	($0.05)

Earnings per diluted share - adjusted basis	$2.57	$2.26	$4.45	$3.64

% change to LY	+14%		+22%

(1) Non-GAAP detailed reconciliation provided below.

Investor Relations Department
300 Phillipi Road
Columbus, Ohio 43228-5311
Phone: (614) 278-6622 Fax: (614) 278-6666
Email: aschmidt@biglots.com

FISCAL 2017 HIGHLIGHTS

•	Adjusted income of $4.45 per diluted share (non-GAAP), a 22% increase compared to fiscal 2016 adjusted income of $3.64 per diluted share (non-GAAP)

•	Returned $195 million of cash to shareholders in the form of dividends and share repurchases

FISCAL 2017

For fiscal 2017, income totaled $189.8 million, or $4.38 per diluted share. Excluding a gain on insurance recoveries reported in the third quarter of fiscal 2017 and the provisional expense associated with the revaluation of deferred tax assets noted above, adjusted income for the full year period ended February 3, 2018, totaled $192.5 million, or $4.45 per diluted share (non-GAAP), a 22% increase compared to adjusted income of $167.2 million, or $3.64 per diluted share (non-GAAP), for fiscal 2016. Comparable store sales increased 0.4% for fiscal 2017. Net sales for fiscal 2017 were $5,271.0 million compared to $5,200.4 with the increase resulting from the extra week of operations partially offset by a lower store count year-over-year. A reconciliation of all non-GAAP amounts to the most comparable GAAP amounts is provided later in this release.

Inventory and Cash Management

Inventory ended fiscal 2017 at $873 million, a 1.6% increase compared to $859 million for fiscal 2016. Inventory levels per store increased 3% compared to last year, partially offset by a lower store count year-over-year.

We ended fiscal 2017 with $51 million of Cash and Cash Equivalents and $200 million of borrowings under our credit facility compared to $51 million of Cash and Cash Equivalents and $106 million of borrowings under our credit facility as of the end of fiscal 2016. Cash flow (cash provided by operating activities less capital expenditures) was focused on returning cash to our shareholders.

Total Cash Returned To Shareholders

For fiscal 2017, we returned $195 million of cash to shareholders in the form of quarterly dividend payments totaling $45 million and share repurchases totaling $150 million.

Impact of Corporate Tax Reform

On December 22, 2017, the Tax Cuts and Job Act was enacted into law with new tax provisions effective January 1, 2018. The legislation reduces the U.S. corporate tax rate which lowered the Big Lots blended tax rate for the fourth quarter and full year of fiscal 2017, and in the future. As a result of the lower tax rate, the Company revalued its ending net deferred tax assets resulting in a provisional tax expense of $4.5 million, or $0.11 per diluted share, in the fourth quarter of fiscal 2017.

The Company also expects to realize a cash benefit from a lower tax rate in fiscal 2018 and is planning to reinvest into the business approximately 70% of the expected benefit while returning approximately 30% of the expected benefit to shareholders. In terms of reinvestment, the Company plans to strategically focus our reinvestment primarily toward our Associates to increase engagement, improve competitive positioning, and enhance our comprehensive benefits offering with the goal of becoming more of an employer of choice.

Investor Relations Department
300 Phillipi Road
Columbus, Ohio 43228-5311
Phone: (614) 278-6622 Fax: (614) 278-6666
Email: aschmidt@biglots.com

FISCAL 2018 GUIDANCE

•	Forecasting fiscal 2018 income in the range of $4.75 to $4.95 per diluted share representing a 7% to 11% increase compared to fiscal 2017 adjusted income of $4.45 per diluted share (non-GAAP)

•	Forecasting comparable store sales to increase in the low single digit range

•	Forecasting cash flow of approximately $120 to $130 million

•	Forecasting cash returned to shareholders of approximately $150 million, including share repurchases and quarterly dividend payments

We estimate fiscal 2018 income will be in the range of $4.75 to $4.95 per diluted share, compared to adjusted income of $4.45 per diluted share (non-GAAP) for fiscal 2017. This guidance is based on a comparable store sales increase in the low single digit range and total sales flat to up slightly. We estimate this financial performance will result in cash flow of approximately $120 to $130 million.

On March 7, 2018, our Board of Directors approved a share repurchase program (“2018 Share Repurchase Program”) providing for the repurchase of up to $100 million of our common shares. The $100 million authorization is expected to be utilized to repurchase shares in the open market and/or in privately negotiated transactions at our discretion, subject to market conditions and other factors. Common shares acquired through the 2018 Share Repurchase Program will be available to meet obligations under equity compensation plans and for general corporate purposes. The 2018 Share Repurchase Program is eligible to begin on March 12, 2018 and will continue until exhausted.

As announced in a separate press release earlier today, on March 7, 2018, the Board of Directors increased the Company’s quarterly dividend payment rate approximately 20% by declaring a quarterly cash dividend for the first quarter of fiscal 2018 of $0.30 per common share. This dividend is payable on April 6, 2018, to shareholders of record as of the close of business on March 23, 2018.

Fiscal Q1 2018 Guidance

For the first quarter of fiscal 2018, we estimate income in the range of $1.15 to $1.22 per diluted share representing flat to a 6% increase compared to last year’s income of $1.15 per diluted share. This guidance assumes a comparable store sales increase in the range of flat to slightly negative.

	Q1		Full Year

	2018 Guidance	2017	2018 Guidance	2017 (1)

Earnings per diluted share	$1.15 - $1.22	$1.15	$4.75 - $4.95	$4.45

(1) Non-GAAP detailed reconciliation provided below.

COMPANY UPDATES CEO STATUS

As previously announced, the Company noted that David Campisi, President and CEO, took a medical leave of absence in early December 2017 and remains on leave. During his medical leave, Mr. Campisi’s executive responsibilities are continuing to be overseen by Lisa M. Bachmann, Executive Vice President, Chief Merchandising & Operating Officer, and Timothy A. Johnson, Executive Vice President, Chief Administrative Officer & Chief Financial Officer. In addition, James R. Chambers, the Company’s non-executive chair of the Board, continues to be available to spend additional time in Columbus with the leadership team during the duration of the medical leave.

Investor Relations Department
300 Phillipi Road
Columbus, Ohio 43228-5311
Phone: (614) 278-6622 Fax: (614) 278-6666
Email: aschmidt@biglots.com

Conference Call/Webcast
We will host a conference call today at 8:00 a.m. to discuss our financial results for the fourth quarter of fiscal 2017 and provide commentary on our outlook for the first quarter and full year of fiscal 2018. We invite you to listen to the webcast of the conference call through the Investor Relations section of our website http://www.biglots.com. If you are unable to join the live webcast, an archive of the call will be available through the Investor Relations section of our website after 12:00 noon today and will remain available through midnight on Friday, March 23, 2018. A replay of this call will also be available beginning today at 12:00 noon through March 23 by dialing 1.888.203.1112 (Toll Free USA and Canada) or 1.719.457.0820 (International), and entering Replay Passcode 1281773. All times are Eastern Time.

Headquartered in Columbus, Ohio, Big Lots, Inc. (NYSE: BIG) is a community retailer operating 1,416 BIG LOTS stores in 47 states, dedicated to friendly service, trustworthy value, and affordable solutions in every season and category - furniture, food, décor, and more. We exist to serve everyone like family, providing a better shopping experience for our customers, valuing and developing our associates, and creating growth for our shareholders. Big Lots supports the communities it serves through the Big Lots Foundation, a charitable organization focused on four areas of need: hunger, housing, healthcare, and education. For more information about the Company, visit www.biglots.com.

Cautionary Statement Concerning Forward-Looking Statements

Certain statements in this release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and such statements are intended to qualify for the protection of the safe harbor provided by the Act. The words “anticipate,” “estimate,” “expect,” “objective,” “goal,” “project,” “intend,” “plan,” “believe,” “will,” “should,” “may,” “target,” “forecast,” “guidance,” “outlook” and similar expressions generally identify forward-looking statements. Similarly, descriptions of our objectives, strategies, plans, goals or targets are also forward-looking statements. Forward-looking statements relate to the expectations of management as to future occurrences and trends, including statements expressing optimism or pessimism about future operating results or events and projected sales, earnings, capital expenditures and business strategy. Forward-looking statements are based upon a number of assumptions concerning future conditions that may ultimately prove to be inaccurate. Forward-looking statements are and will be based upon management’s then-current views and assumptions regarding future events and operating performance, and are applicable only as of the dates of such statements. Although we believe the expectations expressed in forward-looking statements are based on reasonable assumptions within the bounds of our knowledge, forward-looking statements, by their nature, involve risks, uncertainties and other factors, any one or a combination of which could materially affect our business, financial condition, results of operations or liquidity.

Forward-looking statements that we make herein and in other reports and releases are not guarantees of future performance and actual results may differ materially from those discussed in such forward-looking statements as a result of various factors, including, but not limited to, current economic and credit conditions, the cost of goods, our inability to successfully execute strategic initiatives, competitive pressures, economic pressures on our customers and us, the availability of brand name closeout merchandise, trade restrictions, freight costs, the risks discussed in the Risk Factors section of our most recent Annual Report on Form 10-K, and other factors discussed from time to time in our other filings with the SEC, including Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. This release should be read in conjunction with such filings, and you should consider all of these risks, uncertainties and other factors carefully in evaluating forward-looking statements.
You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date thereof. We undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any further disclosures we make on related subjects in our public announcements and SEC filings.

Investor Relations Department
300 Phillipi Road
Columbus, Ohio 43228-5311
Phone: (614) 278-6622 Fax: (614) 278-6666
Email: aschmidt@biglots.com

BIG LOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	FEBRUARY 3	JANUARY 28
	2018	2017
	(Unaudited)	(Unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$51,176	$51,164
Inventories	872,790	858,689
Other current assets	98,007	84,526
Total current assets	1,021,973	994,379

Property and equipment - net	565,977	525,851

Deferred income taxes	13,986	46,469
Other assets	49,790	41,008
	$1,651,726	$1,607,707

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable	$351,226	$400,495
Property, payroll and other taxes	80,863	81,306
Accrued operating expenses	72,013	71,251
Insurance reserves	38,517	40,269
Accrued salaries and wages	39,321	54,009
Income taxes payable	7,668	31,265
Total current liabilities	589,608	678,595

Long-term obligations under bank credit facility	199,800	106,400

Deferred rent	58,246	56,035
Insurance reserves	55,015	56,593
Unrecognized tax benefits	14,929	15,853
Other liabilities	64,541	43,601

Shareholders' equity	669,587	650,630
	$1,651,726	$1,607,707

BIG LOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	14 WEEKS ENDED		13 WEEKS ENDED
	FEBRUARY 3, 2018		JANUARY 28, 2017
		%		%
	(Unaudited)		(Unaudited)

Net sales	$1,642,068	100.0	$1,579,211	100.0
Gross margin	682,041	41.5	653,323	41.4
Selling and administrative expenses	484,556	29.5	479,112	30.3
Depreciation expense	29,604	1.8	29,690	1.9
Operating profit	167,881	10.2	144,521	9.2
Interest expense	(2,006)	(0.1)	(1,298)	(0.1)
Other income (expense)	389	0.0	356	0.0
Income before income taxes	166,264	10.1	143,579	9.1
Income tax expense	61,436	3.7	53,501	3.4
Net income	$104,828	6.4	$90,078	5.7

Earnings per common share
Basic	$2.50		$2.04
Diluted	$2.46		$1.99

Weighted average common shares outstanding
Basic	41,878		44,231
Dilutive effect of share-based awards	723		922
Diluted	42,601		45,153

Cash dividends declared per common share	$0.25		$0.21

BIG LOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	53 WEEKS ENDED		52 WEEKS ENDED
	FEBRUARY 3, 2018		JANUARY 28, 2017
		%		%
	(Unaudited)		(Unaudited)

Net sales	$5,270,980	100.0	$5,200,439	100.0
Gross margin	2,142,442	40.6	2,099,419	40.4
Selling and administrative expenses	1,723,996	32.7	1,730,956	33.3
Depreciation expense	117,093	2.2	120,460	2.3
Operating profit	301,353	5.7	248,003	4.8
Interest expense	(6,711)	(0.1)	(5,091)	(0.1)
Other income (expense)	712	0.0	1,387	0.0
Income before income taxes	295,354	5.6	244,299	4.7
Income tax expense	105,522	2.0	91,471	1.8
Net income	$189,832	3.6	$152,828	2.9

Earnings per common share
Basic	$4.43		$3.37
Diluted	$4.38		$3.32

Weighted average common shares outstanding
Basic	42,818		45,316
Dilutive effect of share-based awards	482		658
Diluted	43,300		45,974

Cash dividends declared per common share	$1.00		$0.84

BIG LOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	14 WEEKS ENDED	13 WEEKS ENDED
	FEBRUARY 3, 2018	JANUARY 28, 2017
	(Unaudited)	(Unaudited)

Net cash provided by operating activities	$221,296	$268,389

Net cash used in investing activities	(63,215)	(12,859)

Net cash used in financing activities	(164,917)	(264,109)

Decrease in cash and cash equivalents	(6,836)	(8,579)
Cash and cash equivalents:
Beginning of period	58,012	59,743
End of period	$51,176	$51,164

BIG LOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	53 WEEKS ENDED	52 WEEKS ENDED
	FEBRUARY 3, 2018	JANUARY 28, 2017
	(Unaudited)	(Unaudited)

Net cash provided by operating activities	$250,368	$311,925

Net cash used in investing activities	(156,508)	(84,701)

Net cash used in financing activities	(93,848)	(230,204)

Increase (decrease) in cash and cash equivalents	12	(2,980)
Cash and cash equivalents:
Beginning of period	51,164	54,144
End of period	$51,176	$51,164

BIG LOTS, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In thousands, except per share data)
(Unaudited)

The following tables reconcile: selling and administrative expenses, selling and administrative expense rate, operating profit, operating profit rate, income tax expense, effective income tax rate, net income, and diluted earnings per share for the fourth quarter of 2017, the full year 2017, the fourth quarter of 2016, and the full year 2016 (GAAP financial measures) to adjusted selling and administrative expenses, adjusted selling and administrative expense rate, adjusted operating profit, adjusted operating profit rate, adjusted income tax expense, adjusted effective income tax rate, adjusted net income, and adjusted diluted earnings per share (non-GAAP financial measures).

Fourth quarter of 2017 - Fourteen weeks ended February 3, 2018

	As Reported	Impact on deferred taxes resulting from U.S. tax reform	As Adjusted (non-GAAP)
Selling and administrative expenses	$484,556	$—	$484,556
Selling and administrative expense rate	29.5%	—	29.5%
Operating profit	167,881	—	167,881
Operating profit rate	10.2%	—	10.2%
Income tax expense	61,436	(4,517)	56,919
Effective income tax rate	37.0%	(2.7%)	34.2%
Net income	104,828	4,517	109,345
Diluted earnings per share	$2.46	$0.11	$2.57

The above adjusted selling and administrative expenses, adjusted selling and administrative expense rate, adjusted operating profit, adjusted operating profit rate, adjusted income tax expense, adjusted effective income tax rate, adjusted net income, and adjusted diluted earnings per share are “non-GAAP financial measures” as that term is defined by Rule 101 of Regulation G (17 CFR Part 244) and Item 10 of Regulation S-K (17 CFR Part 229). These non-GAAP financial measures exclude from the most directly comparable financial measures calculated and presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”) the impact to deferred taxes resulting from the U.S. Tax Cuts and Jobs Act of 2017 of $4,517.

Full Year 2017 - Fifty-three weeks ended February 3, 2018

	As Reported	Adjustment to exclude gain on insurance recoveries	Impact on deferred taxes resulting from U.S. tax reform	As Adjusted (non-GAAP)
Selling and administrative expenses	$1,723,996	$3,000	$—	$1,726,996
Selling and administrative expense rate	32.7%	0.1%	—	32.8%
Operating profit	301,353	(3,000)	—	298,353
Operating profit rate	5.7%	(0.1%)	—	5.7%
Income tax expense	105,522	(1,149)	(4,517)	99,856
Effective income tax rate	35.7%	(0.0%)	(1.5%)	34.2%
Net income	189,832	(1,851)	4,517	192,498
Diluted earnings per share	$4.38	$(0.04)	$0.10	$4.45

The above adjusted selling and administrative expenses, adjusted selling and administrative expense rate, adjusted operating profit, adjusted operating profit rate, adjusted income tax expense, adjusted effective income tax rate, adjusted net income, and adjusted diluted earnings per share are “non-GAAP financial measures” as that term is defined by Rule 101 of Regulation G (17 CFR Part 244) and Item 10 of Regulation S-K (17 CFR Part 229). These non-GAAP financial measures exclude from the most directly comparable financial measures calculated and presented in accordance with GAAP (1) a pretax gain on insurance recoveries associated with merchandise-related legal matters of $3,000 ($1,851, net of tax); and (2) the impact to deferred taxes resulting from the U.S. Tax Cuts and Jobs Act of 2017 of $4,517.

Fourth quarter of 2016 - Thirteen weeks ended January 28, 2017

	As Reported	Adjustment to exclude pension costs	Gain on sale of real estate	As Adjusted (non-GAAP)
Selling and administrative expenses	$479,112	$(23,693)	$3,823	$459,242
Selling and administrative expense rate	30.3%	(1.5%)	0.2%	29.1%
Operating profit	144,521	23,693	(3,823)	164,391
Operating profit rate	9.2%	1.5%	(0.2%)	10.4%
Income tax expense	53,501	9,364	(1,412)	61,453
Effective income tax rate	37.3%	0.3%	0.0%	37.6%
Net income	90,078	14,329	(2,411)	101,996
Diluted earnings per share	$1.99	$0.32	$(0.05)	$2.26

The above adjusted selling and administrative expenses, adjusted selling and administrative expense rate, adjusted operating profit, adjusted operating profit rate, adjusted income tax expense, adjusted effective income tax rate, adjusted net income, and adjusted diluted earnings per share are “non-GAAP financial measures” as that term is defined by Rule 101 of Regulation G (17 CFR Part 244) and Item 10 of Regulation S-K (17 CFR Part 229). These non-GAAP financial measures exclude from the most directly comparable financial measures calculated and presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”): (1) all costs associated with the Company’s pension plans, as the Company completed termination and distribution proceedings in the fourth quarter of 2016, which totaled $23,693 ($14,329, net of tax); and (2) a pretax adjustment for a gain on the sale of real estate of $3,823 ($2,411, net of tax). The pension costs encompass all items associated with net periodic benefit costs, including curtailment and settlement charges, and professional fees associated with the plan and plan termination proceedings.

Full Year 2016 - Fifty-two weeks ended January 28, 2017

	As Reported	Adjustment to exclude pension costs	Gain on sale of real estate	As Adjusted (non-GAAP)
Selling and administrative expenses	$1,730,956	$(27,766)	$3,823	$1,707,013
Selling and administrative expense rate	33.3%	(0.5%)	0.1%	32.8%
Operating profit	248,003	27,766	(3,823)	271,946
Operating profit rate	4.8%	0.5%	(0.1%)	5.2%
Income tax expense	91,471	10,976	(1,412)	101,035
Effective income tax rate	37.4%	0.2%	0.0%	37.7%
Net income	152,828	16,790	(2,411)	167,207
Diluted earnings per share	$3.32	$0.37	$(0.05)	$3.64

The above adjusted selling and administrative expenses, adjusted selling and administrative expense rate, adjusted operating profit, adjusted operating profit rate, adjusted income tax expense, adjusted effective income tax rate, adjusted net income, and adjusted diluted earnings per share are “non-GAAP financial measures” as that term is defined by Rule 101 of Regulation G (17 CFR Part 244) and Item 10 of Regulation S-K (17 CFR Part 229). These non-GAAP financial measures exclude from the most directly comparable financial measures calculated and presented in accordance with GAAP: (1) all costs associated with the Company’s pension plans, as the Company completed termination and distribution proceedings in 2016, which totaled $27,766 ($16,790, net of tax); and (2) a pretax adjustment for a gain on the sale of real estate of $3,823 ($2,411, net of tax). The pension costs encompass all items associated with net periodic benefit costs, including curtailment and settlement charges, and professional fees associated with the plan and plan termination proceedings.

Our management believes that the disclosure of these non-GAAP financial measures provides useful information to investors because the non-GAAP financial measures present an alternative and more relevant method for measuring our operating performance, excluding special items included in the most directly comparable GAAP financial measures, that management believes is more indicative of our on-going operating results and financial condition. Our management uses these non-GAAP financial measures, along with the most directly comparable GAAP financial measures, in evaluating our operating performance.